U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 15, 2010

APOLLO CAPITAL GROUP, INC.
(Exact Name of registrant as specified in its Charter)

Florida	001-34296	22-3962092___
State of Incorporation	Commission File No.	I.R.S. Employer
Identification No.

20900 N.E. 30th Ave., 8th Floor, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (786)                871                -              4858

n/a
(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2010, Ciaran Seamus Kelly resigned as a director of Apollo Capital Group, Inc.  Mr. Kelly stated that his decision to resign was due to health reasons.  Mr. Kelly will, however, continue his position as President of Celestial Investments Limited, our wholly-owned subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO CAPTIAL GROUP, INC.
Dated: November 15, 2010

	By:	/s/ Sigfried M. Klein
Sigfried M. Klein, President